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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BANK ONE CORPORATION:




     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated October 6, 1998 on the supplemental consolidated financial statements of BANK ONE CORPORATION as of December 31, 1997 and 1996, and for the three years ended December 31, 1997, and to the reference to our firm under the caption "Experts" included in this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP



Chicago, Illinois,
February 17, 1999